Exhibit 1.1

4,269,741 Shares

QUALITY DISTRIBUTION, INC.

Common Stock

UNDERWRITING AGREEMENT

August 8, 2013

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

One Bryant Park

New York, New York 10036

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

Ladies and Gentlemen:

1. Introductory. Quality Distribution, Inc., a Florida corporation (“Company”) and each of the selling stockholders listed on Schedule A-2 hereto (the “Selling Stockholders”) agree with the several Underwriters named in Schedule A-1 hereto (“Underwriters”) as set forth in this agreement (this “Agreement”) with respect to the sale by the Selling Stockholders to the several Underwriters of 4,269,741 shares of the Company’s Common Stock, no par value (“Securities”). The 4,269,741 shares of Securities to be sold by the Selling Stockholders are herein called the “Firm Securities”. Each Selling Stockholder also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 426,974 additional shares (“Optional Securities”) of Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-175094), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement”

at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:00 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, including any document incorporated by reference therein, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein, all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(c) Shelf Registration Statement and Ineligible Issuer Status. (i) The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement; and (ii) (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(d) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated August 6, 2013, including the base prospectus, dated July 20, 2011 (which is the most recent Statutory Prospectus distributed to investors generally), including any documents incorporated by reference therein, and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports including the documents incorporated by reference in the General Disclosure Package and the Final Prospectus which have been filed by the Company with the Commission or sent to the Company’s stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof. Each Issuer Free Writing Prospectus, when it was filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations.

(f) Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not result in a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g) Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, as the case may be, is an existing corporation or other organization and is in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has all requisite corporate or other power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign entity and is in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The subsidiaries of the Company listed on Schedule F hereto are the only direct or indirect subsidiaries of the Company. In this Agreement, the term “subsidiaries” refers to direct or indirect, domestic or foreign subsidiaries, unless otherwise specified. All of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects except (A) as disclosed in the General Disclosure Package or (B) as would not have a Material Adverse Effect.

(h) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities except as disclosed in the General Disclosure Package, which rights are not implicated in connection with the transactions contemplated hereby; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(i) No Finder’s Fee. Except as disclosed in the General Disclosure Package or contemplated by this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities with the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act (collectively, “registration rights”), and any person to whom the Company or any of its subsidiaries has granted registration rights that would otherwise be implicated by the offering of the Securities has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(k) Listing. The Offered Securities have been approved for listing on the NASDAQ Stock Market.

(l) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made, and such as may be required under the Act, the Exchange Act and any applicable state or foreign securities laws or Blue Sky laws or the rules and regulations of the FINRA, and except for such consents, approvals, authorizations, orders, filings or registrations as would not adversely affect the Underwriters and as would not have a Material Adverse Effect.

(m) Title to Property. Except as disclosed in the General Disclosure Package and Final Prospectus and except for the liens, encumbrances or defects in place as of the date hereof or to be in place as of the Closing Date or thereafter in connection with the secured debt outstanding as disclosed in the General Disclosure Package and the Final Prospectus, each of the Company and its subsidiaries has good and marketable title to all real property and good title to all personal property described in the General Disclosure Package as being owned by it and a validly existing leasehold estate in the real and personal property described in the General Disclosure Package as being leased by it (except for those leases of real property in which the Company or its subsidiaries have good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances and defects, except, in each case, to the extent the failure to have such title or the existence of such liens, charges, encumbrances or defects would not have a Material Adverse Effect.

(n) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a conflict, breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) by the Company or any of its subsidiaries under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) any statute, judgment, decree, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties; or (iii) any Contract (as defined below and including all agreements, instruments and documents listed as an exhibit to the Registration Statement or to any document incorporated therein by reference), which conflict, breach, violation or default individually or in the aggregate would have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws (or similar organizational documents), (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or its subsidiaries or any of their respective properties or assets, which violation would have a Material Adverse Effect, or (iii) in default (or with the giving of notice or lapse of time would be in default), nor has the Company or any of subsidiaries received a notice of claim of any such default or has knowledge of any breach by any counterparty, in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or by which any of them is bound or subject, or to which any of the properties of any of them is subject (each a “Contract” and collectively, the “Contracts”), except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q) Possession of Licenses and Permits. Each of the Company and its subsidiaries has obtained, or has applied for, all licenses, permits, franchises and other governmental authorizations (“Licenses”), consents and approvals necessary to conduct the businesses and own or lease its properties now or proposed to be operated by it as described in the General Disclosure Package, except for those the lack of which would not have a Material Adverse Effect.

(r) Absence of Labor Dispute. There is no strike or material labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries which is pending or, to the knowledge of the Company or any of its subsidiaries, threatened that would reasonably be expected to have a Material Adverse Effect.

(s) ERISA. Except as described in the General Disclosure Package, neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the U.S. Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which any of the Company or its subsidiaries makes or ever has made a contribution and in which any employee of any of the Company or its subsidiaries is or has ever been a participant, other than liabilities that collectively would not have a Material Adverse Effect; and with respect to such plans, each of the Company and its subsidiaries is in compliance with all applicable provisions of ERISA, except to the extent such non-compliance would not have a Material Adverse Effect.

(t) Possession of Intellectual Property. Each of the Company and its subsidiaries owns or possesses all licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how (collectively, “intellectual property rights”) necessary to conduct the businesses now or proposed to be operated by it as described in the General Disclosure Package and none of the Company or its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any intellectual property rights which if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

(u) Environmental Laws. Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect;

(b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (c) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (d) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(v) Taxes. Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not have a Material Adverse Effect, and each has paid all taxes shown as due thereon; and, other than tax deficiencies which the Company or its subsidiaries are contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

(w) Insurance. Each of the Company and its subsidiaries carries insurance (including self-insurance) in such amounts and covering such risks which the Company or such subsidiaries believes would be obtained by companies in the same or similar businesses in the ordinary course for the conduct of its business and the value of its properties.

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock”, “Material United States Federal Income Tax Consequences for Non-U.S. Holders” and incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 under the headings “Business—Environmental Matters” and “Business—Other Legal Matters”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be disclosed.

(y) Absence of Manipulation. Neither the Company nor its affiliates has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(z) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represents the Company’s good faith estimates based on information it believes to be reliable.

(aa) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company and its subsidiaries are in compliance, in all material respects, with Sarbanes-Oxley and all applicable Exchange Rules. The Company and each of its subsidiaries maintains a system of internal accounting controls that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Furthermore, the Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports. Except as disclosed in the General Disclosure Package or the Final Prospectus, neither the Company nor any of its subsidiaries is aware of any (i) material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Litigation. Except as disclosed in the General Disclosure Package, there are no pending or, to the best knowledge of the Company, threatened or contemplated actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities.

(cc) Financial Statements. The financial statements and related notes included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package (including by incorporation by reference), such financial statements have been prepared in conformity with GAAP applied on a consistent basis and the schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The public accountants that have audited the financial statements of the Company and its consolidated subsidiaries are independent public accountants with respect to the Company and its consolidated subsidiaries under Rule 2-01 of Regulation S-X of the Commission. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) No Material Adverse Change in Business. Except as disclosed in or contemplated by the General Disclosure Package (including the documents incorporated by reference therein), since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (including by incorporation by reference) (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ee) No Material Liabilities, Obligations or Transactions. Subsequent to the respective dates as of which information is given in the General Disclosure Package (including the documents incorporated by reference therein) and except as described therein or contemplated thereby, neither the Company nor its subsidiaries have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business.

(ff) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(gg) Ratings. No “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(hh) Compliance with Certain Laws. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents or employees has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the U.S.A. Patriot Act, the

Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(ii) Sanctions. None of the Company, its subsidiaries or its affiliates under its control and, to the knowledge of the Company, their respective officers, directors, agents, or employees and its affiliates not under its control is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that:

(a) Title to Securities. Such Selling Stockholder has valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on each Closing Date and such Selling Stockholder has the full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on each Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will receive valid title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date free and clear of any lien, security interest or other encumbrance, including, without limitation, any restriction on transfer, granted, created or expressly consented to by such Selling Stockholder.

(b) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder is required for the execution, delivery and performance of this Agreement and the consummation by such Selling Stockholder of the transactions contemplated hereby, except (i) such as have been obtained and made on or prior to the applicable Closing Date, (ii) such as may be required under the Securities Act, the Rules and Regulations, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of the FINRA and (iii) for such consents, approvals, authorizations or orders as would not adversely affect such Selling Stockholder’s ability to perform its obligations hereunder.

(c) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults as would not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to perform its obligations hereunder.

(d) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) as of the Applicable Time, neither the General Disclosure Package nor any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the representations and warranties in this section 3(d) shall apply only to the extent that any statements in or omissions from the Registration Statement, the Final Prospectus or the General Disclosure Package are based upon written information furnished to the Company by such Selling Stockholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by such Selling Stockholder specifically for use therein is that information described in Section 8(b) of this Agreement.

(e) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(f) No Finder’s Fee. Except as disclosed in the General Disclosure Package and Final Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of

$8.2345 per share, that number of Firm Securities (subject to adjustment by Merrill Lynch, Pierce, Fenner & Smith Incorporated to eliminate fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A-2 hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A-1 hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to or as instructed by Merrill Lynch, Pierce, Fenner & Smith Incorporated for the accounts of the several Underwriters in a form reasonably acceptable to Merrill Lynch, Pierce, Fenner & Smith Incorporated against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Merrill Lynch, Pierce, Fenner & Smith Incorporated drawn to the order of the Selling Stockholders, at the office of Davis Polk & Wardwell LLP, at 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York time, on August 14, 2013, or at such other time not later than seven full business days thereafter as Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase, the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A-2 hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by Merrill Lynch, Pierce, Fenner & Smith Incorporated to eliminate fractions and for any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name on Schedule A-1 bears to the total number of Firm Securities (subject to adjustment by Merrill Lynch, Pierce, Fenner & Smith Incorporated to eliminate fractions) and may be purchased by the Underwriters. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated but shall be not later than five full business days after written notice of election to purchase Optional

Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Merrill Lynch, Pierce, Fenner & Smith Incorporated for the accounts of the several Underwriters in a form reasonably acceptable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to Merrill Lynch, Pierce, Fenner & Smith Incorporated drawn to the order of the Selling Stockholders in the case of the Optional Securities, at the above office of Davis Polk & Wardwell LLP. The Optional Securities being purchased on each Optional Closing Date will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.

4A. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) or (5) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will not effect such amendment or supplement without the Representatives’ prior written consent (not to be unreasonably withheld), except that such consent shall not be required if, in the written opinion of outside counsel to the Company (a copy of which shall be provided to the Representatives), such amendment or supplement is required by law; the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (two of which shall be signed in the original), including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will use its commercially reasonable efforts to obtain the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives reasonably request and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters, provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to file a general consent to service of process.

(g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company and each Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the FINRA, if any, of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses of the Company’s officers and employees and any other expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, 50% of the cost of the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters (to the extent the Underwriters did not receive a refund or rebate with respect to such transfer taxes) and expenses incurred in printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that except as provided in this Section 5 and Sections 8 and 10, the Underwriters will pay all of their own respective costs and expenses, including, without limitation, fees and disbursements of their counsel and 50% of the cost of the chartering of airplanes. For the avoidance of doubt and subject to the following paragraph, the Company will not pay the expenses of the Selling Stockholders related to the offering and sale of the Offered Securities.

Notwithstanding the foregoing, as between the Company and each of the Selling Stockholders, the provisions of this section shall not affect any agreement that the Company and such Selling Stockholder may have or make regarding the allocation of expenses between the Company and such Selling Stockholder.

(i) Absence of Manipulation. The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, sell any option or contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Merrill Lynch, Pierce, Fenner

& Smith Incorporated except (a) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (b) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and that is disclosed or described in the General Disclosure Package or (c) issuances of Lock-Up Securities pursuant to the exercise of such options. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that Merrill Lynch, Pierce, Fenner & Smith Incorporated consents to in writing. For the avoidance of doubt, this subsection (j) shall not prohibit any repurchase of Securities by the Company under its repurchase program as in effect on the date hereof.

(k) USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Company acknowledges and agrees that the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly make such identifications.

6. Free Writing Prospectuses. The Company and each Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, if any, will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, in form and substance satisfactory to the Representatives, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package and Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated by the General Disclosure Package; (ii) any downgrading in the rating of any debt securities of any of the Company or its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of any of the Company or its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the NASDAQ Stock Market or the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any general banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Offered Securities.

(d) Opinions of Counsel for the Company and the Selling Stockholders. The Representatives shall have received opinions, dated such Closing Date, of (i) Shumaker, Loop & Kendrick, LLP, special Florida counsel for the Company, substantially in the form of Schedule C hereto, (ii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, substantially in the form of Schedule D-1 hereto, (iii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for certain of the Selling Stockholders, substantially in the form of Schedule D-2 hereto, (iv) Macfarlanes LLP, special English counsel to Apollo (UK) Partners III, L.P., substantially in the form of Schedule D-3 hereto and (v) Kirkland & Ellis LLP, counsel for MidOcean Capital Investors, L.P., substantially in the form of Schedule D-4 hereto.

(e) Opinion of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinions, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and all other matters governed by the laws of the State of Florida upon the opinions referred to above in Section 7(d).

(f) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers shall state to the best of their knowledge after reasonable investigation that: (i) the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date (other than to the extent any such representation or warranty is expressly made as of a certain date); (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package.

(g) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters, in the form attached as Schedule E-1 hereto, from each of the parties listed on Schedule E-2 hereto.

(h) Listing. The Offered Securities shall have been approved for listing on the NASDAQ Stock Market.

(i) Form W-9. To avoid a 28% backup withholding tax, the Representatives shall have received from each Selling Stockholder on or prior to each Closing Date, a properly completed and executed Internal Revenue Service Form W-9 together with all required attachments to such form (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(j) Certificate of United States Real Property Holding Corporation Status. The Company shall have delivered to the Representatives (i) a certificate confirming that it is not and has not been a “United States real property holding corporation,” as defined in Section 897 of the Internal Revenue Code, dated not more than thirty (30) days prior to the Closing Date and satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof, in the form of an executed letter and notice, that the required notice, as described in Treasury Regulations Section 1.897-2(h)(2), will be sent to the IRS.

The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Underwriters by the Selling Stockholders. The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that such Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, however, that such Selling Stockholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information consists of the following information in the Final Prospectus furnished on behalf of each Selling Stockholder: the statements relating to such Selling Stockholder in the table and accompanying footnotes under the caption “Selling Stockholders”; provided further, however, that the liability under this subsection of such Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholder hereunder.

(c) Indemnification of the Company and the Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the first paragraph under the caption “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under “Underwriting—Price Stabilization, Short Positions” and the information under “Underwriting—Electronic Distribution.”

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, their respective directors and officers and any control persons of such Underwriters shall be designated in writing by the Representatives, any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company and any such separate firm for any Selling Stockholder shall be designated in writing by such Selling Stockholder. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv) (other than for any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market), (vi), (vii) or (viii) of Section 7(c), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department, with a copy to ECM Legal; if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Quality Distribution, Inc., 4041 Park Oaks Blvd., Suite 200, Tampa, FL 33610, Attention: General Counsel; if sent to the Selling Stockholders other than MidOcean Capital Investors, L.P., will be mailed, delivered or faxed and confirmed to it at Apollo Investment Fund III, L.P., c/o Apollo Advisors II, L.P., 1 Manhattanville Rd., Suite 201, Purchase, NY 10577; or if sent to MidOcean Capital Investors, L.P., will be mailed, delivered or faxed to it at 320 Park Avenue, Suite 1700, New York, New York 10022; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters; Representation of Selling Stockholders. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters. The authorized officer or other representative for each Selling Stockholder will act for such Selling Stockholder in connection with such transactions, and any action under or in respect of this Agreement taken by any such officer or other representative will be binding upon such Selling Stockholder.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholder on other matters;

(b) Arm’s Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arm’s-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

QUALITY DISTRIBUTION, INC.

By:	/s/ John T. Wilson
Name:	John T. Wilson
Title:	SVP, General Counsel and Corporate Secretary

APOLLO ADVISERS III, L.P.

By: Apollo Advisors II, L.P., its general partner By: Apollo Capital Management II, Inc., its general partner

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Vice President

APOLLO OVERSEAS PARTNERS III, L.P.

By: Apollo Advisors II, L.P., its general partner By: Apollo Capital Management II, Inc., its general partner

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Vice President

APOLLO (UK) PARTNERS III, L.P.

By: Apollo Advisors II, L.P., its general partner By: Apollo Capital Management II, Inc., its general partner

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Vice President

MIDOCEAN CAPITAL INVESTORS, L.P.

By: MidOcean Capital Partners, L.P., its General Partner By: Existing Fund GP, Ltd., its General Partner

By:	/s/ Andrew Spring
Name:	Andrew Spring
Title:	Managing Director

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of the date

first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jonathan Shapiro
Name:	Jonathan Shapiro
Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
Goldman, Sachs & Co.

J.P. MORGAN SECURITIES LLC

By:	/s/ Paul Tomashevsky
Name:	Paul Tomashevsky
Title:	Executive Director

Acting on behalf of themselves and as

the Representatives of the several Underwriters.

SCHEDULE A-1

Underwriter	Number of Firm Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,067,437
Goldman, Sachs & Co.	939,343
J.P. Morgan Securities LLC	939,343
SunTrust Robinson Humphrey, Inc.	533,717
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	341,579
RBC Capital Markets, LLC	341,579
Avondale Partners, LLC	106,743

Total	4,269,741

SCHEDULE A-2

Selling Stockholder	Number of Firm Securities to Be Sold	Number of Optional Securities to Be Sold
Apollo Investment Fund III, L.P.	3,821,727	382,173

Apollo Overseas Partners III, L.P.	228,590	22,859

Apollo (UK) Partners III, L.P.	141,677	14,168

MidOcean Capital Investors, L.P.	77,746	7,775

Total	4,269,741	426,974

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SCHEDULE B

1. General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2. Other Information Included in the General Disclosure Package

The information contained on the next page as Schedule B-1 is also included in the General Disclosure Package.

3

SCHEDULE B-1

Quality Distribution, Inc.

Issuer:	Quality Distribution, Inc.

Shares offered by the selling stockholders:	4,269,741 shares of common stock

Option to purchase additional shares provided by the selling stockholders:	426,974 shares of common stock

Price to public:	$8.60 per share

Closing date:	August 14, 2013

4

SCHEDULE C

Form of Shumaker, Loop & Kendrick, LLP (Florida) Opinion

5

SCHEDULE D-1

Form of Paul, Weiss, Rifkind, Wharton & Garrison LLP Opinions (Delaware / New York and 10b-5)

9

SCHEDULE D-2

Form of Paul, Weiss, Rifkind, Wharton & Garrison LLP Opinion

(Apollo Selling Stockholders)

2

SCHEDULE D-3

Form of Macfarlanes LLP Opinion (Apollo (UK) Partners III, L.P.)

4

SCHEDULE D-4

Form of Kirkland & Ellis LLP Opinion (MidOcean Capital Investors, L.P.)

5

SCHEDULE E-1

Form of Lock-Up Letter

                    , 2013

Quality Distribution, Inc.

4041 Park Oaks Boulevard, Suite 200

Tampa, FL 33610

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

One Bryant Park

New York, New York 10036

GOLDMAN, SACHS & CO.

200 West Street

New York, New York 10282

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering (the “Offering”) will be made of the Common Stock, no par value (the “Securities”), of Quality Distribution, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. In addition, the undersigned agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

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The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the date of the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

Notwithstanding anything else to the contrary, the foregoing restrictions shall not apply to: (i) any sale of shares of Securities acquired by the undersigned in the open market following the Public Offering Date; (ii) any transfer of shares of Securities or any other securities of the Company (A) to a family member or trust, (B) as a bona fide gift or gifts, (C) by will or intestate succession, (D) as a distribution to partners, members or stockholders of the undersigned provided that such transfers shall not involve a disposition for value, or (E) pursuant to a sale of 100% of the outstanding shares of Securities (including, without limitation, in connection with a tender offer for such shares of Securities or by way of merger of the Company with another person) to a third party or group of third parties that are not affiliates of the Company, provided that the opportunity to participate in such sale, tender offer, merger or other such transaction is offered to all holders of the Securities or, with respect to any statutory merger of consolidation in which the Company is a constituent company, the participation of holders of the Securities is not voluntary (or is otherwise pursuant to an exercise of dissenters’ rights applicable to any such statutory merger or consolidation); (iii) any transfer of shares of Securities by the undersigned to the Company deemed to occur upon the cashless exercise of stock options granted pursuant to the Company’s employee benefit plans existing as of the date hereof, provided that any shares of Securities received upon such exercise will be subject to the provisions and restrictions herein; (iv) any transfer of shares of Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this Lock-Up Agreement; and (v) if the undersigned is a corporation, partnership, limited liability company or similar entity, any transfer of shares of Securities by the undersigned to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of the undersigned; provided that: (A) for the purposes of clauses (ii), (iv) and (v), it shall be a condition to such transfer that the transferee (if not already subject to this Lock-Up Agreement) executes and delivers to Merrill Lynch, Pierce, Fenner & Smith Incorporated a written agreement that is satisfactory to Merrill Lynch, Pierce, Fenner & Smith Incorporated stating that the transferee is receiving and agrees to hold such shares of Securities subject to and in accordance with the provisions and restrictions in this Lock-Up Agreement and that there shall be no further transfer of such shares of Securities except in accordance with this Lock-Up Agreement, provided that for the purposes of subclause (ii)(E), such agreement shall terminate at such time as such third party or group of third parties have acquired 100% of the outstanding shares of Securities; (B) for the purposes of clauses (ii)(A) through (D), (iv) and (v), any such transfer shall not involve a disposition for value; (C) for the purposes of clauses (i) through (v) (except for subclause (ii)(E)), no filing under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer; and (D) for the purposes of clauses (i) through (v) (except for subclause (ii)(E)), no other public filing, report or announcement regarding such transfer is voluntarily effected by any party to such transfer.

[In addition, nothing in this Lock-up Agreement shall prohibit the undersigned, or an affiliate of the undersigned, from making transfers of Securities pursuant to a Rule 10b5-1 trading plan in existence on August 6, 2013 and disclosed to Merrill Lynch, Pierce, Fenner & Smith Incorporated; provided that, if the undersigned reports any such transfer on a Form 4 filed with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, the undersigned shall cause such Form 4 to include (i) a statement that such transfer was effected pursuant to a Rule 10b5-1 trading plan and (ii) a statement as to the number of shares remaining to be sold under the plan (or, if none, a statement to the effect that no such shares remain).]1

[1]	To be included in lock-up being signed by Gary Enzor

7

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. If (i) the Company notifies you in writing that it does not intend to proceed with the Offering or (ii) for any reason the Underwriting Agreement (other than the provisions that survive termination) shall be terminated prior to payment for and delivery of the Offered Securities described therein, this Agreement shall be terminated and the undersigned shall be released from its obligations hereunder. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

Signature of holder

Name of holder

8

SCHEDULE E-2

Parties to Sign Lock-Up Agreement

Gary R. Enzor

Joseph J. Troy

John T. Wilson

Richard B. Marchese

Thomas R. Miklich

Annette M. Sandberg

Alan H. Schumacher

9

SCHEDULE F

List of Subsidiaries

Name	State of Incorporation or Organization
American Transinsurance Group, Inc.	Delaware
Boasso America Corporation	Louisiana
Chemical Leaman Corporation	Pennsylvania
Levy Transport Ltd. / Levy Transport LTEE	Canada
Mexico Investments, Inc.	Florida
MTL De Mexico, S.A. de C.V.	Mexico
Power Purchasing, Inc.	Delaware
QC Energy Logistics, LLC	Delaware
QC Energy Resources, Inc.	Delaware
QC Energy Resources, LLC	Delaware
QC Energy Resources Northwest, LLC	Delaware
QC Energy Resources Texas, LLC	Delaware
QC Environmental Services, Inc.	North Dakota
QC Dry Bulk, LLC	Delaware
QD Capital Corporation	Delaware
QD Risk Services, Inc.	Florida
Quala Systems, Inc.	Delaware
Quality Bulk Logistics, LLC	Delaware
Quality Carriers, Inc.	Illinois
Quality Distribution, LLC	Delaware

10